Exhibit 10.6

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is dated as of October 10, 2006, by and between DIVIDEND CAPITAL SECURITIES LLC, a Colorado limited liability company (the “Dealer Manager”), and DIVIDEND CAPITAL TRUST INC., a Maryland corporation (the “REIT”).

WITNESSETH:

WHEREAS, the REIT and the Dealer Manager entered into that certain Amended and Restated Dealer Manager Agreement, dated June 27, 2005 (the “Amended and Restated Dealer Manager Agreement”);

WHEREAS, the REIT, Dividend Capital Operating Partnership LP, a Delaware limited partnership (the “Partnership”), and Dividend Capital Advisors Group LLC, a Colorado limited liability company, have entered into that certain Contribution Agreement, dated as of July 21, 2006 (the “Contribution Agreement”), pursuant to which the Partnership will acquire all of the outstanding membership interests in Dividend Capital Advisors LLC, a Colorado limited liability company (the “Advisor”), and thereby internalize the operations of the Advisor; and

WHEREAS, in connection with such internalization, the parties hereto desire to terminate the Amended and Restated Dealer Manager Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of the Amended and Restated Dealer Manager Agreement. Each of the REIT and the Dealer Manager agrees that (i) except with respect to those provisions which expressly survive the termination of the Amended and Restated Dealer Manager Agreement, the Amended and Restated Dealer Manager Agreement is hereby terminated, such termination to be effective as of the Closing Date, as defined in the Contribution Agreement, (ii) any requirement for notice (whether written or oral) with respect to the termination of the Amended and Restated Dealer Manager Agreement, including Section 9 thereof, is hereby waived, and (iii) any other requirement or condition precedent to the termination of the Amended and Restated Dealer Manager Agreement is hereby waived or shall be deemed to have been satisfied, as the case may be.

2. Successors and Assigns. This Agreement is for the benefit of the parties hereto and their respective successors and assigns.

3. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement.

4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as a deed on the date first above written.

DIVIDEND CAPITAL TRUST INC.

By:	/s/ Thomas G. Wattles
Name:	Thomas G. Wattles
Title:	Chairman

DIVIDEND CAPITAL SECURITIES LLC

By:	/s/ Charles Murray
Name:	Charles Murray
Title:	Principal

Termination Agreement - Amended and Restated Dealer Manager Agreement